EXHIBIT 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700
NEWS RELEASE

Contact:	Jennifer Franklin

Phone:	949.333.1721

Email:	jfranklin@Stiracmg.com
STEADFAST APARTMENT REIT, INC. ANNOUNCES
RESULTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019
Irvine, Calif., November 8, 2019 — Steadfast Apartment REIT, Inc. (the “Company”) announced today its operating results for the three and nine months ended September 30, 2019.
For the three and nine months ended September 30, 2019, the Company had total revenues of $44.5 million and $131.2 million compared to $43.2 million and $127.0 million for the three and nine months ended September 30, 2018. Net loss was $10.4 million and $34.7 million for the three and nine months ended September 30, 2019, compared to $20.7 million and $37.6 million for the three and nine months ended September 30, 2018. Total assets of the Company were $1.43 billion at September 30, 2019, and $1.43 billion at December 31, 2018.
Pending Mergers with Steadfast Income REIT, Inc. and Steadfast Apartment REIT III, Inc.
On August 5, 2019, the Company entered into an Agreement and Plan of Merger with each of Steadfast Income REIT, Inc. (“SIR”), and Steadfast Apartment REIT III, Inc. (“STAR III”) whereby the Company would acquire SIR and STAR III in separate transactions. Both mergers are stock-for-stock transactions whereby each of SIR and STAR III will be merged into one of the Company’s newly formed, wholly-owned subsidiaries. The consummation of the merger with SIR is not contingent upon the completion of the Company’s merger with STAR III, and the consummation of the merger with STAR III is not contingent upon the completion of the Company’s merger with SIR. For additional information on the mergers, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2019.
Operational Highlights:
The Company:

•	Received proceeds of $49.0 million related to the financing of an unencumbered property and refinancing of a portion of the Company's outstanding debt during the nine months ended September 30, 2019.

•	Disposed of one multifamily property with 146 apartment homes during the three months ended September 30, 2019, and recognized a gain on sale of $3.3 million.

•
Owned as of September 30, 2019, a multifamily property portfolio of 33 properties, comprised of 11,455 apartment homes and a parcel of land held for the development of apartment homes (described below) with an aggregate contract purchase price of $1.5 billion.

•	Acquired land in Murfreesboro, TN, during the nine months ended September 30, 2019, for the development of new apartment homes.

•
Had $283.1 million of variable rate debt with a weighted average interest rate of 3.91% and $817.0 million of fixed rate debt with a weighted average interest rate of 4.32% as of September 30, 2019. The weighted average interest rate on the Company's total outstanding debt was 4.21% as of September 30, 2019.

•
Net operating income (“NOI”) remained stable at $24.1 million and $72.4 million for the three and nine months ended September 30, 2019, compared to $24.3 million and $72.6 million for the three and nine months ended September 30, 2018. (See the reconciliation of NOI to net loss and accompanying notes contained within this release for additional information on how the Company calculates NOI.)

•
Experienced an increase in funds from operations ("FFO"), as defined by the National Association of Real Estate Investment Trusts, to $4.9 million and $17.4 million for the three and nine months ended September 30, 2019, from $(2.8) million and $15.3 million for the three and nine months ended September 30, 2018. (See the reconciliation of FFO to net loss and accompanying notes contained within this release for additional information on how the Company calculates FFO.)

•
Experienced a change in modified funds from operations ("MFFO"), as defined by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association), to $5.6 million and $19.1 million for the three and nine months ended September 30, 2019, from $2.1 million and $19.6 million for the three and nine months ended September 30, 2018. (See the reconciliation of MFFO to net loss and accompanying notes contained within this release for additional information on how the Company calculates MFFO.)

•
Reported net cash provided by operating activities of $18.8 million for the nine months ended September 30, 2019, compared to $25.7 million for the nine months ended September 30, 2018. Net cash provided by investing activities was $6.8 million for the nine months ended September 30, 2019, compared to $12.5 million used in investing activities for the nine months ended September 30, 2018.

•
Reported net cash provided by financing activities of $23.7 million for the nine months ended September 30, 2019, compared to $26.3 million for the nine months ended September 30, 2018, which included $19.1 million and $17.4 million of distributions paid, net of $16.1 million and $17.2 million in non-cash distributions paid pursuant to the Company's distribution reinvestment plan for the nine months ended September 30, 2019 and 2018, respectively.

•	Invested $19.2 million in improvements to the Company's real estate portfolio during the nine months ended September 30, 2019, compared to $13.0 million for the nine months ended September 30, 2018.
“According to the Freddie Mac Multifamily Mid-year Outlook, we continue to see an overall shortage in multifamily housing as demand outpaces total supply,” said Ella Neyland, President of Steadfast Apartment REIT. “New construction remains focused on just a few cities, and even in those metro areas, vacancy rates are expected to remain below historical averages, indicating they are in a good position to absorb most of the new supply. We believe this positions us to continue posting attractive occupancy and rent growth numbers.”

About Steadfast Apartment REIT, Inc.
Steadfast Apartment REIT, Inc. is a real estate investment trust that was formed to acquire and operate a diverse portfolio of well-positioned, institutional-quality apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles.
Steadfast Apartment REIT, Inc. is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, California-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.
ADDITIONAL INFORMATION ABOUT THE MERGERS
In connection with the proposed mergers, the Company has prepared and filed with the SEC (i) a registration statement on Form S-4 containing a proxy statement/prospectus jointly prepared by the Company and SIR and (ii) a registration statement on Form S-4 containing a proxy statement/prospectus jointly prepared by the Company and STAR III, and other related documents. The registration statements on Form S-4 have not been declared effective by the SEC. The proxy statement/prospectus will contain important information about the proposed mergers and related matters. INVESTORS ARE URGED TO READ THE APPLICABLE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY, SIR AND STAR III, AS APPLICABLE, WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SIR, STAR III AND EACH PROPOSED MERGER. Investors and stockholders of the Company, SIR and STAR III may obtain free copies of the registration statement, the proxy statement/prospectus and other relevant documents filed by the Company, SIR and STAR III with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company, SIR and STAR III with the SEC are also available free of charge on the Company’s, SIR’s and STAR III’s website at www.steadfastreits.com.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.
PARTICIPANTS IN SOLICITATION RELATING TO THE MERGERS
The Company, SIR and STAR III and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the SIR’s and STAR III’s stockholders, as applicable, in respect of the applicable proposed Merger. Information regarding the Company’s directors and executive officers can be found in the Company’s most recent Annual Report on Form 10-K filed on March 14, 2019. Information regarding SIR’s directors and executive officers can be found in SIR’s most recent Annual Report on Form 10-K filed on March 15, 2019. Information regarding STAR III’s directors and executive officers can be found in STAR III’s most recent Annual Report on Form 10-K filed on March 15, 2019. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed Mergers if and when they become available. These documents are available free of charge on the SEC’s website and from the Company, SIR or STAR III, as applicable, using the sources indicated above.
Forward-Looking Statements
This release contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the risk that the proposed mergers will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreements; the inability to obtain the SIR stockholder approval or the STAR III stockholder approval or the failure to satisfy the other conditions to completion of the proposed mergers; risks related to disruption of management’s attention from the ongoing business operations due to the proposed mergers; availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of the Company, SIR or STAR III; and other factors, including those set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.
THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.
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FINANCIAL TABLES, NOTES AND EXHIBITS FOLLOW

STEADFAST APARTMENT REIT, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Assets:
Real Estate:
Land	$161,613,722	$161,613,722
Building and improvements	1,401,105,029	1,381,769,664
Total real estate held for investment, cost	1,562,718,751	1,543,383,386
Less accumulated depreciation and amortization	(268,924,964)	(214,231,416)
Total real estate held for investment, net	1,293,793,787	1,329,151,970
Real estate held for development	4,305,247	—
Real estate held for sale, net	—	27,487,772
Total real estate, net	1,298,099,034	1,356,639,742
Cash and cash equivalents	74,816,801	58,880,007
Restricted cash	47,261,216	13,858,768
Rents and other receivables	1,849,239	1,836,406
Other assets	4,174,228	2,923,725
Total assets	$1,426,200,518	$1,434,138,648

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$32,023,162	$31,389,375
Notes payable, net:
Mortgage notes payable, net	551,806,409	502,143,306
Credit facilities, net	548,358,514	548,012,437
Total notes payable, net	1,100,164,923	1,050,155,743
Distributions payable	3,873,086	3,953,499
Due to affiliates	2,677,408	1,711,168
Liabilities related to real estate held for sale	—	940,903
Total liabilities	1,138,738,579	1,088,150,688
Commitments and contingencies
Redeemable common stock	1,182,360	—
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 999,999,000 shares authorized, 52,341,643 and 51,723,801 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	523,416	517,238
Convertible stock, $0.01 par value per share; 1,000 shares authorized, issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	10	10
Additional paid-in capital	694,224,617	684,140,823
Cumulative distributions and net losses	(408,468,464)	(338,670,111)
Total stockholders’ equity	286,279,579	345,987,960
Total liabilities and stockholders’ equity	$1,426,200,518	$1,434,138,648

STEADFAST APARTMENT REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Rental income	$43,962,752	$42,791,623	$129,166,798	$125,428,614
Other income	536,512	363,756	2,055,689	1,568,957
Total revenues	44,499,264	43,155,379	131,222,487	126,997,571
Expenses:
Operating, maintenance and management	11,788,068	11,413,882	32,325,417	31,828,565
Real estate taxes and insurance	6,086,781	5,581,414	19,111,364	17,229,297
Fees to affiliates	6,917,303	9,626,258	19,248,909	21,249,639
Depreciation and amortization	18,632,477	17,855,195	55,430,404	52,920,337
Interest expense	12,562,978	12,273,389	36,962,055	31,619,697
Loss on debt extinguishment	—	4,975,497	41,609	4,975,497
General and administrative expenses	2,230,541	2,101,075	6,173,895	4,810,141
Total expenses	58,218,148	63,826,710	169,293,653	164,633,173
Loss before other income	(13,718,884)	(20,671,331)	(38,071,166)	(37,635,602)
Other income:
Gain on sale of real estate, net	3,329,078	—	3,329,078	—
Total other income	3,329,078	—	3,329,078	—
Net loss	$(10,389,806)	$(20,671,331)	$(34,742,088)	$(37,635,602)
Loss per common share — basic and diluted	$(0.20)	$(0.40)	$(0.67)	$(0.74)
Weighted average number of common shares outstanding — basic and diluted	52,279,878	51,422,384	52,096,357	51,198,919

Steadfast Apartment REIT, Inc.
Non-GAAP Measures - FFO and MFFO Reconciliation
For the Three and Nine Months Ended September 30, 2019 and 2018
Due to certain unique operating characteristics of real estate companies, as discussed below, National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a measure known as funds from operations, or FFO, which the Company believes to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust ("REIT"). The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the Company's net income or loss as determined under U.S. generally accepted accounting principles ("GAAP").
The Company defines FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in December 2018 (the “White Paper”). The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, the Company believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of the Company's operations, it could be difficult to recover any impairment charges. The Company's FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. The Company believes that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, the Company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of its performance to investors and to management, and when compared year over year, reflects the impact on its operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. The Company adopted ASU 2016-02, Leases, or ASU 2016-02, on January 1, 2019, which requires the Company, as a lessee, to recognize a liability for obligations under a lease contract and a right-of-use asset. The carrying amount of the right-of-use asset is amortized over the term of the lease. Because the Company has no ownership rights (current or residual) in the underlying asset, NAREIT concluded that the amortization of the right-of-use asset should not be added back to GAAP net income (loss) in calculating FFO. This amortization expense is included in FFO. However, FFO, and modified funds from operations, or MFFO as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the Company's operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. The Company's management believes these fees and expenses do not affect the Company's overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, the Company believes that public, non-listed REITs, like us, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases.
Due to the above factors and other unique features of publicly registered, non-listed REITs, the Institute for Portfolio Alternatives ("IPA), an industry trade group, has standardized a measure known as MFFO, which it has recommended as a supplemental measure for publicly registered non-listed REITs and which the Company believes to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate with a limited life and targeted exit strategy, as currently intended. The Company believes that, because MFFO excludes costs that it considers more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that are not capitalized, as discussed below, and affects its operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of its operating performance after the period in which it is acquiring properties and once its portfolio is in place. By providing MFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance after its offering has been completed and its properties have been acquired. The Company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, the Company believes MFFO is useful in comparing the sustainability of its operating performance after its offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of the Company's operating performance after its offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on the Company's operating performance during the periods in which properties are acquired.
The Company defines MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the Practice Guideline), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While the Company relies on its external advisor for managing interest rate, hedge and foreign exchange risk, the Company does not retain an outside consultant to review all of its hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of the Company's operations, the Company believes it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.
The Company's MFFO calculation complies with the IPA's Practice Guideline described above, except with respect to certain acquisition fees and expenses as discussed below. In calculating MFFO, the Company excludes acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Historically under GAAP, acquisition fees and expenses were characterized as operating expenses in determining operating net income. However, following the publication of ASU 2017-01, Business Combinations (Topic 805): Clarifying the definition of business, or ASU 2017-01) which now forms part of ASC 805, Business Combinations, or ASC 805, acquisition fees and expenses are capitalized and depreciated under certain conditions. These expenses are paid in cash by the Company. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company's business plan to generate operational income and cash flow to fund distributions to stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, the Company views fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
The Company's management uses MFFO and the adjustments used to calculate MFFO in order to evaluate the Company's performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate in this manner. The Company believes that its use of MFFO and the adjustments used to calculate MFFO allow the Company to present its performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs that are not capitalized, the use of MFFO provides information consistent with the Company's management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to the Company's current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, the Company believes MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of the Company's performance, as an alternative to cash flows from operations as an indication of the Company's liquidity, or indicative of funds available to fund the Company's cash needs, including the Company's ability to make distributions to stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of the Company's performance. MFFO is useful in assisting the Company's management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.
Neither the Securities and Exchange Commission (the "SEC"), NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that the Company uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization the Company may have to adjust its calculation and characterization of FFO or MFFO accordingly.
The Company's calculation of FFO and MFFO is presented in the following table for the three and nine months ended September 30, 2019 and 2018:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of net loss to MFFO:
Net loss	$(10,389,806)	$(20,671,331)	$(34,742,088)	$(37,635,602)
Depreciation of real estate assets	18,631,573	17,855,195	55,429,500	52,920,337
Gain on sale of real estate, net	(3,329,078)	—	(3,329,078)	—
FFO	4,912,689	(2,816,136)	17,358,334	15,284,735
Acquisition fees and expenses (1)(2)	687,561	—	1,496,029	—
Unrealized loss (gain) on derivative instruments	24,144	(62,119)	223,867	(641,013)
Loss on debt extinguishment	—	4,975,497	41,609	4,975,497
MFFO	$5,624,394	$2,097,242	$19,119,839	$19,619,219
_____________

(1)
By excluding expensed acquisition costs that are not capitalized, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of the Company's properties. Acquisition fees and expenses include payments to the Company's advisor or third parties. Historically under GAAP, acquisition fees and expenses were considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. Following the publication of ASU 2017-01, which now forms part of ASC 805, acquisition fees and expenses are capitalized and depreciated under certain conditions. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company's business plan to generate operational income and cash flow to fund distributions to its stockholders.

(2)
Acquisition fees and expenses for the three and nine months ended September 30, 2019 and 2018, include acquisition expenses of $687,561 and $1,496,029 and $0 and $0, respectively, that did not meet the criteria for capitalization under ASC 805 and were recorded in general and administrative expenses in the consolidated statements of operations. These expenses largely pertained to the proposed mergers with SIR and STAR III that were incurred and expensed through the date of the merger agreements. Upon signing the merger agreements, merger related acquisition expenses met the definition of capitalized expenses and were therefore capitalized in the accompanying consolidated balance sheets thereby not impacting MFFO. Also included in expensed acquisition expenses are acquisition expenses related to real estate projects that did not come to fruition.

Steadfast Apartment REIT, Inc.
Non-GAAP Measures - Net Operating Income
For the Three and Nine Months Ended September 30, 2019 and 2018
NOI is a non-GAAP financial measure of performance. NOI is used by investors and the Company's management to evaluate and compare the performance of the Company's properties, to determine trends in earnings and to compute the fair value of the Company's properties as it is not affected by (1) the cost of funds of the Company, (2) acquisition costs of the Company, (3) non-operating fees to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, or (5) general and administrative expenses and other gains and losses that are specific to the Company. The cost of funds is eliminated from net income (loss) because it is specific to the particular financing capabilities and constraints of the Company. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by the Company regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs (those that did not meet the criteria for capitalization under ASC 805) and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the property owner.
Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in the Company's multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing the Company's operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. The Company believes that eliminating these costs from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating its properties as well as trends in occupancy rates, rental rates and operating costs.
However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs (those that did not meet the criteria for capitalization under ASC 805), certain fees paid to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.
NOI is a measure of the operating performance of the Company's properties but does not measure the Company's performance as a whole. NOI is therefore not a substitute for net income (loss) as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income (loss) computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, the Company's NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as the Company does.
The following is a reconciliation of the Company's NOI to net loss for the three and nine months ended September 30, 2019 and 2018, computed in accordance with GAAP:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss	$(10,389,806)	$(20,671,331)	$(34,742,088)	$(37,635,602)
Fees to affiliates (1)	4,733,579	7,845,064	13,067,907	16,389,082
Depreciation and amortization	18,632,477	17,855,195	55,430,404	52,920,337
Interest expense	12,562,978	12,273,389	36,962,055	31,619,697
Loss on debt extinguishment	—	4,975,497	41,609	4,975,497
General and administrative expenses	2,230,541	2,101,075	6,173,895	4,810,141
Gain on sale of real estate, net	(3,329,078)	—	(3,329,078)	—
Other gains (2)	(308,424)	(59,182)	(1,231,593)	(432,945)
Net operating income	$24,132,267	$24,319,707	$72,373,111	$72,646,207
________________

(1)
Fees to affiliates for the three and nine months ended September 30, 2019, exclude property management fees of $1,276,621 and $3,756,048 and other reimbursements of $907,103 and $2,424,954, respectively, that are included in NOI. Fees to affiliates for the three and nine months ended September 30, 2018, exclude property management fees of $1,241,104 and $3,653,311 and other reimbursements of $540,090 and $1,207,246, respectively, that are included in NOI.

(2)	Other gains for the three and nine months ended September 30, 2019 and 2018, includes non-recurring insurance claim recoveries and interest income that are not included in NOI.

EXHIBIT A
MONTHLY PORTFOLIO SNAPSHOT - 3RD QUARTER

Monthly Portfolio Snapshot	JULY 2019

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Villages at Spring Hill Apartments	Spring Hill, TN	176	–	176	167	94.9%	96.6%
Harrison Place Apartments	Indianapolis, IN	307	1	306	288	93.8%	96.7%
Club at Summer Valley	Austin, TX	260	1	259	244	93.8%	96.5%
Terrace Cove Apartment Homes	Austin, TX	304	2	302	292	96.1%	97.8%
The Residences on McGinnis Ferry	Suwanee, GA	696	1	695	651	93.5%	96.4%
The 1800 at Barrett Lakes	Kennesaw, GA	500	2	498	465	93.0%	97.3%
The Oasis	Colorado Springs, CO	252	1	251	236	93.7%	95.9%
Columns on Wetherington	Florence, KY	192	–	192	186	96.9%	98.5%
Preston Hills at Mill Creek	Buford, GA	464	1	463	434	93.5%	95.8%
Eagle Lake Landing Apartments	Speedway, IN	277	–	277	261	94.2%	97.0%
Reveal on Cumberland	Fishers, IN	220	1	219	212	96.4%	98.8%
Randall Highlands Apartments	North Aurora, IL	146	1	145	138	94.5%	98.3%
Heritage Place Apartments	Franklin, TN	105	–	105	98	93.3%	96.2%
Rosemont at East Cobb	Marietta, GA	180	1	179	169	93.9%	97.1%
Ridge Crossings Apartments	Birmingham, AL	720	1	719	670	93.1%	96.9%
Bella Terra at City Center	Aurora, CO	304	1	303	290	95.4%	97.6%
Hearthstone at City Center	Aurora, CO	360	1	359	344	95.6%	96.9%
Arbors at Brookfield	Mauldin, SC	702	3	699	611	87.0%	90.9%
Carrington Park	Kansas City, MO	298	1	297	284	95.3%	97.2%
Delano at North Richland Hills	North Richland Hills, TX	263	1	262	250	95.1%	97.9%
Meadows at North Richland Hills	North Richland Hills, TX	252	1	251	240	95.2%	97.5%
Kensington by the Vineyard	Euless, TX	259	1	258	248	95.8%	97.2%
Monticello by the Vineyard	Euless, TX	354	1	353	340	96.0%	98.7%
The Shores	Oklahoma City, OK	300	1	299	281	93.7%	95.6%
Lakeside at Coppell	Coppell, TX	315	1	314	302	95.9%	97.3%
Meadows at River Run	Bolingbrook, IL	374	1	373	338	90.4%	92.2%
Park Valley Apartments	Smyrna, GA	496	1	495	468	94.4%	96.7%
PeakView at T-Bone Ranch	Greeley, CO	224	1	223	213	95.1%	97.0%
PeakView by Horseshoe Lake	Loveland, CO	222	1	221	214	96.4%	97.4%
Stoneridge Farms	Smyrna, TN	336	1	335	314	93.5%	96.9%
Fielder's Creek	Englewood, CO	217	1	216	209	96.3%	98.1%
Landings of Brentwood	Brentwood, TN	724	1	723	695	96.0%	97.9%
1250 West Apartments	Marietta, GA	468	7	461	435	92.9%	94.9%
Sixteen50 @ Lake Ray Hubbard	Rockwall, TX	334	1	333	316	94.6%	96.7%
Total		11,601	40	11,561	10,903	94.0%	96.5%

		Total Units	Total Storage Units	Occupied Storage Units	% Occupied
Commercial
Park Valley Commercial	Smyrna, GA	1	1	1	100.0%
Total		1	1	1	100.0%

Monthly Portfolio Snapshot	AUGUST 2019

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Villages at Spring Hill Apartments	Spring Hill, TN	176	–	176	166	94.3%	96.0%
Harrison Place Apartments	Indianapolis, IN	307	1	306	285	92.8%	95.6%
Club at Summer Valley	Austin, TX	260	1	259	245	94.2%	96.8%
Terrace Cove Apartment Homes	Austin, TX	304	2	302	292	96.1%	97.7%
The Residences on McGinnis Ferry	Suwanee, GA	696	1	695	658	94.5%	96.5%
The 1800 at Barrett Lakes	Kennesaw, GA	500	1	499	466	93.2%	96.5%
The Oasis	Colorado Springs, CO	252	1	251	239	94.8%	96.7%
Columns on Wetherington	Florence, KY	192	–	192	185	96.4%	97.0%
Preston Hills at Mill Creek	Buford, GA	464	1	463	434	93.5%	95.6%
Eagle Lake Landing Apartments	Speedway, IN	277	1	276	259	93.5%	96.8%
Reveal on Cumberland	Fishers, IN	220	1	219	212	96.4%	98.1%
Randall Highlands Apartments	North Aurora, IL	146	1	145	142	97.3%	99.1%
Heritage Place Apartments	Franklin, TN	105	–	105	102	97.1%	98.1%
Rosemont at East Cobb	Marietta, GA	180	1	179	165	91.7%	96.7%
Ridge Crossings Apartments	Birmingham, AL	720	1	719	685	95.1%	97.8%
Bella Terra at City Center	Aurora, CO	304	1	303	290	95.4%	96.9%
Hearthstone at City Center	Aurora, CO	360	1	359	347	96.4%	97.4%
Arbors at Brookfield	Mauldin, SC	702	3	699	626	89.2%	93.9%
Carrington Park	Kansas City, MO	298	1	297	279	93.6%	95.9%
Delano at North Richland Hills	North Richland Hills, TX	263	1	262	252	95.8%	98.3%
Meadows at North Richland Hills	North Richland Hills, TX	252	1	251	236	93.7%	96.4%
Kensington by the Vineyard	Euless, TX	259	1	258	245	94.6%	96.7%
Monticello by the Vineyard	Euless, TX	354	1	353	338	95.5%	98.4%
The Shores	Oklahoma City, OK	300	1	299	280	93.3%	95.3%
Lakeside at Coppell	Coppell, TX	315	1	314	303	96.2%	97.8%
Meadows at River Run	Bolingbrook, IL	374	1	373	338	90.4%	92.6%
Park Valley Apartments	Smyrna, GA	496	1	495	470	94.8%	96.7%
PeakView at T-Bone Ranch	Greeley, CO	224	1	223	215	96.0%	98.1%
PeakView by Horseshoe Lake	Loveland, CO	222	1	221	213	95.9%	98.1%
Stoneridge Farms	Smyrna, TN	336	1	335	321	95.5%	96.9%
Fielder's Creek	Englewood, CO	217	1	216	212	97.7%	98.5%
Landings of Brentwood	Brentwood, TN	724	1	723	697	96.3%	98.1%
1250 West Apartments	Marietta, GA	468	7	461	437	93.4%	94.9%
Sixteen50 @ Lake Ray Hubbard	Rockwall, TX	334	1	333	320	95.8%	97.0%
Total		11,601	40	11,561	10,954	94.4%	96.7%

		Total Units	Total Storage Units	Occupied Storage Units	% Occupied
Commercial
Park Valley Commercial	Smyrna, GA	1	1	1	100.0%
Total		1	1	1	100.0%

Monthly Portfolio Snapshot	SEPTEMBER 2019

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Villages at Spring Hill Apartments	Spring Hill, TN	176	–	176	167	96.6%	95.9%
Harrison Place Apartments	Indianapolis, IN	307	1	306	287	92.8%	95.8%
Club at Summer Valley	Austin, TX	260	1	259	247	94.2%	96.1%
Terrace Cove Apartment Homes	Austin, TX	304	2	302	289	94.1%	97.5%
The Residences on McGinnis Ferry	Suwanee, GA	696	1	695	658	93.8%	96.5%
The 1800 at Barrett Lakes	Kennesaw, GA	500	1	499	465	93.2%	95.9%
The Oasis	Colorado Springs, CO	252	1	251	241	95.6%	97.5%
Columns on Wetherington	Florence, KY	192	–	192	180	96.4%	95.0%
Preston Hills at Mill Creek	Buford, GA	464	1	463	428	94.8%	95.0%
Eagle Lake Landing Apartments	Speedway, IN	277	–	277	262	93.9%	96.0%
Reveal on Cumberland	Fishers, IN	220	1	219	212	94.5%	98.0%
Heritage Place Apartments	Franklin, TN	105	–	105	101	96.2%	98.3%
Rosemont at East Cobb	Marietta, GA	180	1	179	169	93.9%	96.5%
Ridge Crossings Apartments	Birmingham, AL	720	1	719	684	93.5%	96.9%
Bella Terra at City Center	Aurora, CO	304	1	303	287	93.8%	96.3%
Hearthstone at City Center	Aurora, CO	360	1	359	346	93.6%	97.4%
Arbors at Brookfield	Mauldin, SC	702	3	699	646	92.7%	94.8%
Carrington Park	Kansas City, MO	298	1	297	281	93.6%	96.4%
Delano at North Richland Hills	North Richland Hills, TX	263	1	262	252	98.1%	97.7%
Meadows at North Richland Hills	North Richland Hills, TX	252	1	251	242	93.7%	97.5%
Kensington by the Vineyard	Euless, TX	259	1	258	250	93.4%	98.2%
Monticello by the Vineyard	Euless, TX	354	1	353	344	95.8%	99.0%
The Shores	Oklahoma City, OK	300	1	299	284	94.0%	96.0%
Lakeside at Coppell	Coppell, TX	315	1	314	307	94.3%	98.7%
Meadows at River Run	Bolingbrook, IL	374	1	373	330	89.6%	91.2%
Park Valley Apartments	Smyrna, GA	496	1	495	465	94.4%	96.0%
PeakView at T-Bone Ranch	Greeley, CO	224	1	223	209	93.3%	95.0%
PeakView by Horseshoe Lake	Loveland, CO	222	1	221	211	96.8%	95.8%
Stoneridge Farms	Smyrna, TN	336	1	335	315	96.7%	96.0%
Fielder's Creek	Englewood, CO	217	1	216	207	95.4%	97.8%
Landings of Brentwood	Brentwood, TN	724	1	723	700	94.5%	97.7%
1250 West Apartments	Marietta, GA	468	1	467	434	91.7%	94.1%
Sixteen50 @ Lake Ray Hubbard	Rockwall, TX	334	1	333	318	95.2%	97.2%
Total		11,455	32	11,423	10,818	94.4%	96.4%

		Total Units	Total Storage Units	Occupied Storage Units	% Occupied
Commercial
Park Valley Commercial	Smyrna, GA	1	1	1	100.0%
Total		1	1	1	100.0%

DEFINITIONS OF PORTFOLIO PERFORMANCE METRICS

Total Units:	Number of units per property at the end of the reporting period.

Non-Revenue Units:	Number of model units or other non-revenue administrative units at the end of the reporting period.

Rentable Units:	Total Units less Non-Revenue Units at the end of the reporting period.

Average Occupied Units:	Number of units occupied based on a daily average during the reporting period.

Average Percent Occupied:	Percent of units occupied (Average Occupied Units divided by Total Units).

Percent Leased:	Percent of Total Units leased at the end of the reporting period (number of leased units divided by Total Units).

Total Storage Units:	Total number of storage units at the end of the reporting period.

Occupied Storage Units:	Total number of storage units occupied at the end of the reporting period.

Percent Occupied:	Percent of storage units occupied (Occupied Storage Units divided by Total Storage Units).